Exhibit 10.28(A)

CONSENT, WAIVER AND FIRST AMENDMENT TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
This CONSENT, WAIVER AND FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of June 17, 2016, is by and among Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and U.S. Bank National Association, a national banking association, as LC Issuer, Swing Line Lender and Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS

1.
The Administrative Agent, the Lenders and the Borrower entered into that certain Sixth Amended and Restated Credit Agreement dated as of September 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

2.
The Borrower has formed a new subsidiary, Velocity Insurance Company, A Risk Retention Group, a South Carolina corporation (“Insurance Subsidiary”), in connection with its automobile liability insurance program.

3.
The Borrower desires to amend certain provisions of the Credit Agreement and requests certain consents from the Lenders and request that the Lenders waive certain Defaults, and the Administrative Agent and the Lenders have agreed to make such amendments, consents and waivers, subject, in each case, to the terms and conditions set forth in this Amendment.

AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
Section 1.Capitalized Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.
Section 2.    Consents.
2.1.    Change in Nature of Business. Pursuant to Section 6.26 of the Credit Agreement, each of the Borrower and its Subsidiaries are prohibited from making any material change in the nature of its business as carried on at the Restatement Date without the prior consent of the Required Lenders. Notwithstanding such limitations, upon the First Amendment Effective Date, the Administrative Agent and the Lenders hereby consent and agree that Insurance Subsidiary is authorized to engage in the business of providing liability and casualty insurance to the Borrower and its Subsidiaries and activities reasonably related thereto.
2.2.    Formation of Subsidiaries. Pursuant to Section 6.27 of the Credit Agreement, the Borrower is prohibited from forming any entity that would thereby become a Subsidiary of the Borrower without such Subsidiary becoming obligated to repay the Loans and granting to the Administrative Agent a security interest in its Property, causing the voting securities in such Subsidiary to be pledged to the Administrative Agent for the benefit of the Lenders, and providing to the Administrative Agent such other documentation as it should reasonably request pursuant to Section 6.5 of the Credit Agreement. Notwithstanding such limitations, upon the First Amendment Effective Date, the Administrative Agent

and the Lenders hereby consent and agree that Insurance Subsidiary shall not be required to become obligated to guaranty or otherwise repay the Loans or grant to the Administrative Agent a security interest in its Property and the Borrower shall not be required to cause the voting securities of Insurance Subsidiary to be pledged to the Administrative Agent.
2.3.    Negative Pledges; Subsidiary Restrictions. Pursuant to Section 6.28 of the Credit Agreement, the Borrower and its Subsidiaries are prohibited from entering into any agreement with any Person other than the Lenders that would prohibit the Borrower or such Subsidiary from granting, or otherwise limiting the ability of the Borrower or such Subsidiary to grant, to the Lenders any Lien on any of the assets or properties of the Borrower or such Subsidiary. Notwithstanding such limitations, upon the First Amendment Effective Date, the Administrative Agent and the Lenders hereby consent and agree that the Insurance Subsidiary is permitted to operate subject to the laws of the State of South Carolina that prohibit the pledge of assets or voting securities of any insurance company organized in the State of South Carolina.
2.4.    Scope of Consent. The consents set forth in Sections 2.1 through 2.3 hereof are limited to the express terms thereof, and nothing herein shall be deemed a consent or waiver by the Administrative Agent or any Lender with respect to any other term, condition, representation, or covenant applicable to the Borrower under the Credit Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or of the covenants described therein. The consents set forth herein shall not be deemed to be a course of action upon which any of the Borrower or any Subsidiary may rely in the future.
Section 3.    Amendments. The Credit Agreement is hereby amended as follows:
3.1.    Defined Terms. Article I of the Credit Agreement is amended by adding (as to new defined terms) or amending or amending and restating (as to existing defined terms), as applicable, the following definitions in the appropriate alphabetical order:
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. As of the First Amendment Date, the Aggregate Commitment is $600,000,000; provided, however, that the Aggregate Term Loan Commitment of $300,000,000 was funded in full as of the Restatement Date.
“Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. As of the First Amendment Date, the Aggregate Revolving Commitment is $300,000,000.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Facility LCs or Swing Line Loans within three Business Days of the date required in the determination of the Administrative Agent to be funded by it hereunder, unless such failure to fund is the result of a good faith dispute of which the Administrative Agent has written notice, (b) notified the Borrower, the Administrative Agent, the LC Issuer, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations (i) under this Agreement or (ii) under other agreements in which it is obligated to extend credit unless, in the case of this clause (ii), such obligation is the subject of a good faith dispute, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Facility LCs and Swing Line Loans; provided that such Lender shall cease to be a Defaulting Lender upon receipt by the Administrative Agent of such written confirmation from such Lender, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) (A) become the subject of a bankruptcy or insolvency proceeding, (B) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian or appointed for it, (C) taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, (D) a parent company that has become the subject of a bankruptcy or insolvency proceeding, (E) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or (F) taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not become a Defaulting Lender solely as the result of (x) the acquisition or maintenance of an ownership interest in such Lender or a Person controlling such Lender or (y) the exercise of control over a Lender or a Person controlling such Lender, in each case, by a Governmental Authority or an instrumentality thereof.
“EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, each of the following, without duplication, for such period: (a) Interest Expense, (b) income tax expense, (c) depreciation, (d) amortization, (e) documented transaction expenses actually paid or expensed and reasonably acceptable to the Administrative Agent related to Permitted Acquisitions or any other Acquisition consented to by the Administrative Agent and the Required Lenders in accordance with the terms of this Agreement, (f) other noncash charges required by GAAP (including, without limitation, those resulting from purchase accounting and the grant by Borrower of stock options and other equity-related incentives), (g) Advisory Fees paid to the Advisor during such period so long as such Advisory Fees are subject to subordination to the Obligations pursuant to the Advisory Fee Subordination Agreement, and (h) reasonable and documented costs and expenses incurred in connection with terminal shutdowns, driver releases and related rental exit transaction costs, (x) during the period between January 1, 2016 and March 31, 2016 in an amount not to exceed $2,975,000 in the aggregate for such period, (y) during the period between April 1, 2016 and December 31, 2016 in an amount not to exceed $4,025,000 in the aggregate for such period, and minus any and all advisory fees paid to any Person that is not an Affiliate of the Borrower (excluding the Advisory Fees).
“EEA Financial Institution” means (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“First Amendment” means the Consent, Waiver and First Amendment to Sixth Amended and Restated Credit Agreement dated as of June 17, 2016, by and among the Borrower, the Administrative Agent and the Lenders.
“First Amendment Date” means June 17, 2016.
“Insurance Subsidiary” means Velocity Insurance Company, A Risk Retention Group, a South Carolina corporation.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
3.2.    FATCA. Section 3.5 of the Credit Agreement is hereby amended to add a new clause (i) to the end thereof:
(i)    For purposes of determining withholding Taxes imposed under FATCA, from and after the First Amendment Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
3.3.    Consent to Bail-In. Article III of the Credit Agreement is hereby amended by adding a new Section 3.7 of the Credit Agreement after Section 3.6 thereof as follows:
Section 3.7 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
3.4.    Cash Management. Section 6.16(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    Cash Management. If applicable, any Subsidiary acquired or formed in connection with a Permitted Acquisition shall within 120 days after such acquisition or formation maintain all its deposit accounts with a Lender, as Excluded Controlled Accounts, as Excluded Payroll Accounts, or as Excluded Local Operating Accounts. Subject to the preceding sentence, within 180 days after the Restatement Date, the Borrower and each Domestic Subsidiary shall maintain their principal cash management accounts with one or more of the Lenders, or as Excluded Controlled Accounts; provided, however, that the foregoing requirement shall not apply to any Excluded Payroll Accounts or any Excluded Local Operating Account; provided further, however, that with respect to the deposit accounts of the Insurance Subsidiary, if such accounts are not permitted to be subjected to a Control Agreement nor maintained with a Lender, such deposit accounts shall not be required to be subject to the requirements of this clause (b). Notwithstanding anything herein or in the Security Agreement to the contrary, the Borrower and its Domestic Subsidiaries shall use commercially reasonable efforts to maintain all Deposit Accounts (other than any Excluded Payroll Accounts, any Excluded Local Operating Accounts, or any Excluded Controlled Accounts) held with a Lender other than the Administrative Agent, subject to a Control Agreement.
3.5.    Investments. The following clauses (c) and (k) of Section 6.20 of the Credit Agreement are hereby amended and restated in their entirety as follows:
(c)    Investments (i) constituting Permitted Acquisitions, (ii) in Domestic Subsidiaries that are Guarantors permitted by and subject to Section 6.27, (iii) in the Insurance Subsidiary in an amount not to exceed $2,000,000 in any fiscal year, and (iv) in any Foreign Subsidiaries (including Midwest Transit) permitted by and subject to Section 6.27 to the extent Investments in Foreign Subsidiaries do not exceed $5,000,000 in the aggregate for all such Investments described in this clause (iv);
(k)    Other Investments (excluding any Investments described in clauses (a) through (j) above and excluding any Investment in the Insurance Subsidiary) not to exceed $10,000,000 in the aggregate at any one time.

3.6.    Transactions with Affiliates. Section 6.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Section 6.23    Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction with any of its Affiliates, except upon fair and reasonable terms no less favorable than those it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided, that this Section shall not prohibit or restrict (a) the payment of the Advisory Fees in accordance with Section 6.31(b), (b) transactions between the Borrower and any of its Subsidiaries to the extent not prohibited by this Agreement, (c) transactions constituting payment of insurance premiums, insurance claims and other related transactions between the Borrower and its Subsidiaries with the Insurance Subsidiary, or (d) subject to the terms and conditions of Section 6.29, each of the Permitted Earn-Out Payments.
3.7.    Fixed Charge Coverage Ratio. Section 6.32.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Section 6.32.1. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter for the four fiscal quarters ending on that date, to be (i) as of March 31, 2016, less than 1.25 to 1.0, (ii) as of June 30, 2016, September 30, 2016 and December 31, 2016, less than 1.15 to 1.0, and (iii) for all periods thereafter, less than 1.25 to 1.0.
3.8.    Total Cash Flow Leverage Ratio. Section 6.32.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Section 6.32.2. Total Cash Flow Leverage Ratio. The Borrower will not permit the Total Cash Flow Leverage Ratio, as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date, to be (i) as of September 30, 2015, December 31, 2015 and March 31, 2016, more than 3.75 to 1.0, (ii) as of June 30, 2016, more than 4.50 to 1.0, (iii) as of September 30, 2016, more than 4.00 to 1.0, (iv) as of December 31, 2016, more than 3.75 to 1.0, (v) as of March 31, 2017, more than 3.50 to 1.0, (vi) as of June 30, 2017, more than 3.25 to 1.0 and (vii) for all periods thereafter, more than 3.00 to 1.0.
3.9.    Pricing Schedule. The Pricing Schedule to the Credit Agreement is amended and restated in its entirety to read as set forth on Annex 1 hereto.
3.10.    Commitments. Schedule 1 to the Credit Agreement is amended and restated in its entirety to read as set forth on Annex 2 hereto.
Section 4.    Waiver of Certain Defaults.
4.1.    Acknowledgment of Default. The Borrower acknowledges that (i) on April 29, 2016, the Borrower formed the Insurance Subsidiary; and (ii) as of May 29, 2016, the Borrower had not provided to the Administrative Agent a pledge of the voting securities of the Insurance Subsidiary, in violation of Sections 6.5 and 6.27 of the Credit Agreement. The Borrower acknowledges that such violations constitute a Default under Section 7.4 of the Credit Agreement.
4.2.    Waiver. Upon the date on which this Amendment becomes effective and subject to the other terms and conditions of this Amendment, the Administrative Agent and the Lenders hereby waive the Default described in Section 4.1 of this Amendment (collectively, the “Waived Default”).

4.3.    Effect of Waiver. The waiver set forth in Section 4.2 above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Administrative Agent and Lenders with respect to any other term, condition, representation, or covenant applicable to the Borrower under the Credit Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or of the covenants described therein. The waiver set forth herein shall not be deemed to be a course of action upon which the Borrower may rely in the future, and the Borrower hereby expressly waives any claim to such effect. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future Events of Default with respect to the Credit Agreement or any other provision of any Loan Document that do not relate to or result from the Waived Default.
Section 5.    Effectiveness of Amendments. The amendments in this Amendment shall become effective as of the date set forth above (the “First Amendment Effective Date”) upon delivery by the Borrower of, and compliance by the Borrower with, the following:
5.1.    This Amendment duly executed by the Borrower, the Administrative Agent and Lenders constituting the Required Lenders.
5.2.    The Administrative Agent shall have received for the ratable benefit of the Lenders the fees set forth in the separate fee letters delivered in connection with this Amendment.
5.3.    The Borrower shall have paid or reimbursed the Administrative Agent for, or otherwise made arrangements for the payment or reimbursement to the Administrative Agent in a manner reasonably acceptable to the Administrative Agent, all unpaid legal fees and expenses reasonably incurred by the Administrative Agent through the date of this Amendment in connection with this Amendment.
Section 6.    Representations, Warranties, Authority, No Adverse Claim.
6.1.    Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Credit Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date that the Administrative Agent has not waived.
6.2.    Authority, No Conflict, No Consent Required. The Borrower represents and warrants that it has the power, legal right, and authority to enter into this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith (collectively, the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the Amendment Documents by proper organizational action, and none of the Amendment Documents contravenes or constitutes a default under any agreement, instrument, or indenture to which the Borrower is a party or a signatory, any provision of the Borrower’s organizational documents, or any other agreement or requirement of law, or results in the imposition of any Lien on the Borrower’s property under any agreement binding on or applicable to the Borrower or any of their property except, if any, in favor of the Administrative Agent. The Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the Borrower’s execution and delivery of the Amendment Documents or the performance of the Borrower’s obligations therein described, except for those that the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Administrative Agent.

Section 7.    Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders, the Administrative Agent, and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Lenders and the Administrative Agent that any and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of the Borrower under any and all documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.
Section 8.    Legal Expenses. As provided in Section 9.6 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Administrative Agent, in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Administrative Agent harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.
Section 9.    Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.
Section 10.    Successors. The Amendment Documents shall be binding upon the Borrower, the Lenders, and the Administrative Agents, and their respective successors and assigns and shall inure to the benefit of the Borrower, the Lenders, and the Administrative Agent’s successors and assigns.
Section 11.    Headings. The headings of various sections of this Amendment are for reference only and shall not be deemed to be a part of this Amendment.
Section 12.    Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.
Section 13.    Governing Law. THE AMENDMENT DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK (OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK)), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
Section 14.    RELEASE BY BORROWER. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AMENDMENT, THE BORROWER: (A) REPRESENTS AND WARRANTS TO THE ADMINISTRATIVE AGENT AND THE LENDERS THAT NO EVENTS HAVE TAKEN PLACE AND NO CIRCUMSTANCES

EXIST AT THE DATE HEREOF WHICH WOULD GIVE THE BORROWER THE RIGHT TO ASSERT A DEFENSE, OFFSET OR COUNTERCLAIM TO ANY CLAIM BY THE ADMINISTRATIVE AGENT OR ANY LENDER FOR PAYMENT OR PERFORMANCE OF THE OBLIGATIONS; AND (B) HEREBY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, ADMINISTRATIVE AGENTS AND EMPLOYEES FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, PROCEEDINGS, DEBTS, SUMS OF MONEY, COVENANTS, CONTRACTS, CONTROVERSIES, CLAIMS AND DEMANDS, AT LAW OR IN EQUITY, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST THE ADMINISTRATIVE AGENT OR SUCH LENDER OR ANY OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, ADMINISTRATIVE AGENTS OR EMPLOYEES BY VIRTUE OF THEIR RELATIONSHIP TO THE BORROWER IN CONNECTION WITH THIS CREDIT AGREEMENT, THE LOAN DOCUMENTS AND TRANSACTIONS RELATED THERETO ARISING PRIOR TO AND THROUGH THE DATE HEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.
BORROWER:

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By: /s/ Peter R. Armbruster
Name: Peter R. Armbruster
Title: Chief Financial Officer, Treasurer and Secretary

[Signature Page 1 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer and as Administrative Agent

By: /s/ Richard A. Clemmerson
Name: Richard A. Clemmerson
Title: Senior Vice President

[Signature Page 2 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ T.J. Lockwood
Name: T.J. Lockwood
Title: Vice President

[Signature Page 3 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

BMO HARRIS BANK N.A., as a Lender

By: /s/ Isabella Battista
Name: Isabella Battista
Title: Director

[Signature Page 4 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Christopher Hermann
Name: Christopher Hermann
Title: Senior Vice President

[Signature Page 5 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

REGIONS BANK, as a Lender

By: /s/ Taylor Cloud
Name: Taylor Cloud
Title: Vice President

[Signature Page 6 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

SUNTRUST BANK, as a Lender

By: /s/ Chris Hursey
Name: Chris Hursey
Title: Director

[Signature Page 7 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

COMPASS BANK, as a Lender

By: /s/ Charles Randolph
Name: Charles Randolph
Title: Senior Vice President

[Signature Page 8 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

MUFG UNION BANK, N.A., as a Lender

By: /s/ Thomas Danielson
Name: Thomas Danielson
Title: Authorized Signatory

[Signature Page 9 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ James A. Gelle
Name: James A. Gelle
Title: Senior Vice President

[Signature Page 10 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

FIFTH THIRD BANK, as a Lender

By: /s/ Robert W. Hart
Name: Robert W. Hart
Title: Vice President

[Signature Page 11 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By: /s/ Michael Zion
Name: Michael Zion
Title: Vice President

By: /s/ William Jentsch
Name: William Jentsch
Title: Vice President

[Signature Page 12 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

CITIZENS BANK, N.A., as a Lender

By: /s/ Stephen A. Maenhout
Name: Stephen A. Maenhout
Title: Senior Vice President

[Signature Page 13 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

FIRSTMERIT BANK, N.A., as a Lender

By: /s/ Sherlyn Nelson
Name: Sherlyn Nelson
Title: Vice President

[Signature Page 14 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

MANUFACTURERS AND TRADERS TRUST CO., as a Lender

By: /s/ Tom Mathews
Name: Tom Mathews
Title: Relationship Manager

[Signature Page 15 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

STIFEL BANK & TRUST, as a Lender

By: /s/ Nathan L. Yocum
Name: Nathan L. Yocum
Title: Vice President

[Signature Page 16 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

SUMITOMO MITSUI BANKING CORP., as a Lender

By: /s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

[Signature Page 17 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By: /s/ Peter B. Campbell
Name: Peter B. Campbell
Title: Associate Managing Director

[Signature Page 18 to Consent, Waiver and First Amendment to
Sixth Amended and Restated Credit Agreement]